Exhibit 10.2

                              AGREEMENT AND RELEASE


           TCI Solutions, Inc. (the "Company") and David Auerbach ("Auerbach") hereby enter into the following agreement (the "Agreement") with the effective date (the "Effective Date") the date of the last party signature below:

    1. Effective as of June 30, 2002 , Auerbach hereby resigns as the Company's Chief Operating Officer and Executive Vice President, but will remain as an employee of the Company through June 30, 2003 (the "Termination Date").

    2. Auerbach represents that he is signing this Agreement voluntarily and with a full understanding of its terms.

    3. Although Auerbach will no longer serve as an executive officer of the Company, he will continue to serve as an employee of the Company up to the Termination Date by providing advisory services from time to time as may be requested by the Company and agreed to by Auerbach. As an employee, Auerbach will not have any authority to bind the Company or represent the Company in any capacity.

    4. In consideration of the mutual promises and provisions of this Agreement and in return for Auerbach's services, the Company shall provide Auerbach with the following compensation and benefits, which shall continue, unless otherwise provided in this Section 4, until the Termination Date.

           a. Continued payment of Auerbach's month base salary in effect immediately prior to his resignation, less legally required deductions, on regular TCI paydays. The monthly base salary is $14,166.67.

           b. Continued coverage under the Company's group health insurance plan (defined as medical, prescription, dental and eye care) and eligibility under the Company's Section 125 cafeteria plan, as provided to all TCI employees. Following the Termination Date, Auerbach may elect to continue his group health benefits at his own expense under COBRA.

           c. Continued participation in the Company's 401(k) plan as provided to all TCI employees.

           d. Continued coverage at the Company's expense under its Long-Term Disability Plan as provided to all TCI employees.

           e. Continued coverage through the 2002-2003 policy period of Auerbach's $500,000 life insurance policy, after which the policy and the responsibility for payment of the premiums will be transferred to Auerbach.


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           f.     A lump sum payment payable upon June 30, 2002 equal to five
(5) weeks of accrued vacation, after which Auerbach's accrued vacation balance shall be reduced to zero. Auerbach shall not accrue any further vacation time after June 30, 2002.

           g. The parties acknowledge that Auerbach's options to purchase 310,800 shares of common stock of the Company (the "Cancelled Options") have been cancelled pursuant to the Company's Offer to Exchange dated November 12, 2001 (the "Exchange Program") and that such Cancelled Options will be reissued in accordance with the terms and subject to the conditions of the Exchange Program. Reissued options shall be issued to David A. Auerbach and Betti E. Auerbach as trustees of the Auerbach Family Trust. The parties further acknowledge that the Cancelled Options when reissued, together with all other options to purchase shares of common stock of the Company currently held by Auerbach, shall continue to vest throughout the duration of this agreement and that all options held by and reissued to Auerbach will vest in their entirety by June 30, 2003 and shall continue to be exercisable for ten years from the date of issuance of the reissued options. Additionally, these options will vest even in the event where the continued payment of Auerbach's monthly salary is terminated in connection with new position that is determined to be competitive to TCI. In other words, Auerbach's right to and ownership of the options held by Auerbach and reissued in connection with the Exchange Program is guaranteed and there is no circumstance where these options will not vest in their entirety on June 30, 2002.

           h. The Dell laptop PC and cell phone currently used by Auerbach will be sold to Auerbach for $1,199 in cash, payable on June 30, 2002. Auerbach will provide TCI with a disk containing any and all data and information pertaining to TCI's business which is contained on the PC. Auerbach will delete from the PC any such data and information to the extent that it is confidential or proprietary information to TCI.

           i. Auerbach shall be provided with a written letter of reference from the Company's Chief Executive Officer, Lance Jacobs. The Company, upon request, shall also provide oral recommendations consistent with the letter.

           j. The Company shall not oppose any application for unemployment benefits after June 30, 2003.

           Auerbach agrees that he is not entitled to receive, and will not claim, any right, benefit, or compensation other than what is expressly set forth in this Section 4, and hereby expressly waives any claim to any compensation, benefit, or payment which is not expressly referenced in this
Section 4.

           In the event Auerbach breaches Sections 5 or 6 of this Agreement and fails to cure such breach to the Company's satisfaction within ten (10) days after receiving written notice by the Company, in addition to any other legal or equitable remedies the Company may have, the Company may elect to cease payment of the compensation


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provided in Paragraph 4.a hereof. TCI may not cease payment of the compensation provided in Paragraph 4.a above under any other circumstances not specified in the preceding sentence. Nothing in this Agreement shall prohibit Auerbach from becoming an employee of, a consultant for, or an investor in any other business prior to the Termination Date; provided, however, that TCI may cease payment of the compensation under Paragraph 4.a if TCI determines that the business is one "competing" with TCI in accordance with Paragraph 6 below.

    5. Auerbach agrees that he will not at any time prior to the Termination Date, directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor or in any capacity whatsoever, engage or become financially interested in, be employed by, or have any connection with, any business competing with TCI or any of its subsidiaries, in any geographic area where the business of TCI or any of its subsidiaries is being or had been conducted in any manner whatsoever; provided, however, that Auerbach may own any securities of any public corporation which is engaged in such business but in an amount not to exceed at any one time one percent of any class of stock or securities of such company. Solely for the purpose of avoiding a dispute, and not for the purpose or intention of waiving any rights the Company may have in enforcing this provision, Auerbach may provide the Company from time to time with a list of businesses for the purpose of determining whether such business is a "business competing" with TCI or its subsidiaries. TCI shall respond to Auerbach in writing within thirty (30) days of its receipt of the list stating whether each such business is or is not such a "business competing". TCI shall make its determination reasonably and fairly, taking into account business realities. If Auerbach becomes connected in any way with a business which TCI has stated was not a "business competing," TCI may not cease payments provided under Paragraph 4.a above.

           Except in furtherance of his duties to TCI, Auerbach further agrees that, he will not, at any time prior to the Termination Date, directly or indirectly participate in any effort to develop, manufacture or market products or services that compete with TCI's products or services (including products or services that TCI can demonstrate it intends to develop or are under development).

           In addition to the foregoing, Auerbach will not, at any time prior to the Termination Date, cause, directly or indirectly, (1) any employee, consultant or independent contractor of the Company, or (2) any customer, potential customer, or partner of the Company, to sever or modify their relationship with the Company in any respect.

    6. By the Effective Date, Auerbach will return to the Company all files, records, credit cards, keys, equipment, and any other property or document maintained by him for the Company's use or benefit.


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    7.     In exchange for material portions of the additional pay and benefits provided in Section 4 and in accordance with the Older Workers Benefit Protection Act, Auerbach hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination in Employment Act of 1967 ("ADEA"), as amended, which he might otherwise have had against the Company or its related entities, owners, officers, directors or managers regarding any aspect of his employment or termination from employment from the Company.

           Auerbach is hereby advised (a) to consult with an attorney prior to signing this Agreement and (b) that he has 21 days in which to consider and accept this Agreement by signing and returning this Agreement to the Company. In addition, Auerbach has a period of seven (7) days following his execution of this Agreement in which he may revoke the Agreement. If
Auerbach does not advise the Company (by a writing received by Stephen DeSantis within such seven day period) of his intent to revoke the Agreement, Auerbach has waived his right to revoke the Agreement and it will become effective and enforceable upon the execution of the Agreement by the Company.

    8. Auerbach does hereby, for himself and his heirs, successors and assigns, release, acquit and forever discharge the Company, and its owners, officers, directors, managers, representatives, related entities, successors, and assigns, of and from any and all claims (civil, administrative, workers' compensation or criminal), actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which he or his heirs may have against such persons or entities based on any actions or events which occurred prior to the Effective Date, including but not limited to those related to, or arising from, Auerbach's employment, benefits, and separation from the Company, including any and all claims under state or federal employment laws and regulations. The Company does hereby, for itself, its successors and assigns, release, acquit and forever discharge Auerbach, and his heirs, successors and assigns, of and from any and all claims (civil, administrative, workers' compensation or criminal), actions, charges, complaints, causes of action, rights, demands, debts, damages, or accountings of whatever nature, known or unknown, which the Company may have against Auerbach based on any actions or events which occurred prior to the Effective Date.

    9. It is further understood and agreed that as a condition of this settlement, all rights under Section 1542 of the Civil Code of the State of California are expressly waived by Auerbach and the Company. Such Section reads as follows:

           "A General Release does not extend to claims which a creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor."


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           Notwithstanding the provision of Section 1542, and for the purpose of implementing a full and complete release and discharge of the other, Auerbach and the Company expressly acknowledge that this Agreement and General Release is intended to include and does include in its effect, without limitation, all claims which they do not know or suspect to exist in their favor against eachother or eachother's agents, successors, and assigns, on the effective date hereof, and that this settlement agreed upon expressly contemplates the extinguishment of all such claims.

   10. This Agreement contains all of the terms, promises, representations, and understandings made between the parties and supersedes any previous representations, understandings, or agreements between them. The parties agree that the Employment Agreement dated September 1, 1998 between Auerbach and the Company is hereby terminated and of no further force or effect and that all of the benefits and rights either party may have been entitled to under such agreement have been replaced by the benefits and rights provided under this Agreement. Any modifications or changes to this Agreement must be in a writing signed by both parties.

   11. Auerbach and the Company understand that they are waiving legal rights by signing this Agreement, and that each has consulted with an attorney and/or other persons to the full extent each of them wanted before signing this Agreement.

   12. Any dispute regarding the validity or terms of this Agreement or any aspects of Auerbach's employment, including but not limited to any claim under federal or state law prohibiting discrimination and harassment, and any other disputes between these parties shall be resolved by a judicial arbitrator selected in accordance with the procedures of the American Arbitration Association in Orange County, California, as the exclusive remedy for any such dispute. The arbitration shall be governed by the American Arbitration Association's National Rules for Resolution of Employment
Disputes. The prevailing party shall recover its reasonable attorneys' fees and costs.

   13. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

   14. The provisions of this Agreement are severable, and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable. This Agreement shall survive the termination of any arrangements contained herein.


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TCI SOLUTIONS, INC.                         DAVID A. AUERBACH


By:  /s/ Stephen DeSantis                     /s/ David A. Auerbach
    ----------------------------            ----------------------------
     Stephen DeSantis, Chief Financial
     Officer                                David A. Auerbach

Date Signed: June 24, 2002                  Date Signed:    June 24, 2002



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             Amendment to Agreement and Release dated June 24, 2002
             ------------------------------------------------------

                between TCI Solutions Inc. and David A. Auerbach
                ------------------------------------------------



           The following is Amendment One (1) to this agreement as provided in
Section 10. The amendment replaces Section 4.g.



      4.g.      The parties acknowledge that Auerbach's options to purchase
310,800 shares of common stock of the Company (the "Cancelled Options") have been cancelled pursuant to the Company's Offer to Exchange dated November 12, 2001 (the "Exchange Program") and that such Cancelled Options will be reissued in accordance with the terms and subject to the conditions of the Exchange Program. Reissued options shall be issued to David A. Auerbach and Betti E. Auerbach as trustees of the Auerbach Family Trust. The parties further acknowledge that the Cancelled Options when reissued, together with all other options to purchase shares of common stock of the Company currently held by Auerbach, shall continue to vest throughout the duration of this agreement and that all options held by and reissued to Auerbach will vest in their entirety by June 30, 2003 and shall continue to be exercisable for ten
years from the date of reissuance or June 28, 2002.   Auerbach's right to and
ownership of the options held by Auerbach and reissued in connection with the Exchange Program is unconditionally guaranteed and there is no circumstance where these options will not vest in their entirety by June 30, 2003.

                (1). The Exchange Program to purchase 310,800 options by Auerbach has been granted and the options reissued as of June 28, 2002.

                (2). The options granted Auerbach on 10/1/94 and 6/21/95 are fully vested and they shall be exercisable for ten years from the date of issuance.



TCI SOLUTIONS, INC.                          DAVID A. AUERBACH


By /s/ Stephen DeSantis                      By: /s/ David A. Auerbach
   --------------------                          ---------------------

   Stephen DeSantis,                             David A. Auerbach

   Chief Financial Officer

   Date Signed: September 26, 2002               Date Signed: September 26, 2002


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